EXHIBIT 99.1

Contacts:	Media:
Investors:	Jennifer Meyer
Risa Fisher	jmeyer@emdeon.com
rfisher@emdeon.com	212-624-3912
201-414-2002
EMDEON REPORTS THIRD QUARTER RESULTS
ANDREW CORBIN APPOINTED CEO OF EMDEON PRACTICE SERVICES
STOCK REPURCHASE PROGRAM INCREASED TO $200 MILLION
ELMWOOD PARK, NJ (November 3, 2005) — Emdeon Corporation (NASDAQ: HLTH) today announced financial results for the three months ended September 30, 2005.
Key Financial Highlights
Revenue for the third quarter was $323.2 million compared to $299.6 million a year ago, an increase of 7.9%. Income before taxes, non-cash and other items for the third quarter was $48.4 million or $0.13 per share compared to $38.0 million or $0.11 per share a year ago. Net income for the third quarter was $14.1 million or $0.04 per share compared to $8.2 million or $0.02 per share a year ago.
As of September 30, 2005, Emdeon had approximately $832 million in cash and short and long-term marketable debt securities.
“While our financial results were at the low end of our expectations for the third quarter, our goals remain unchanged, we believe our strategies are sound and we remain well positioned to deliver accelerated growth in 2006,” said Kevin Cameron, Chief Executive Officer of Emdeon Corporation.
Segment Operating Results
Emdeon Business Services revenue was $190.5 million for the third quarter compared to $174.6 million in the prior year period, an increase of 9.1%. The increase in Emdeon Business Services revenue was attributable to the acquisition of ViPS as well as growth in our paid-claims communications services and patient statement services. Income before taxes, non-cash and other items was $35.9 million compared to $31.8 million in the prior year. Operating margins increased as a result of decreases in HIPAA related expenses and lower transaction related expenses.
Emdeon Practice Services revenue was $75.5 million for the third quarter compared to $76.9 million in the prior year, a decrease of 1.9%. Income before taxes, non-cash and other items was $7.6 million compared to $5.9 million in the prior year. Operating margins increased from 7.6% in the prior year to 10.1% as a result of revenue mix and improvements in our delivery and service infrastructure.
As previously announced on November 1, 2005, WebMD Health revenue was $45.1 million for the third quarter compared to $37.0 million in the prior year period, an increase of 21.8%, driven by continued growth in our online public and private portals. Income before taxes, non-cash and other items was $9.1 million compared to $8.4 million in the prior year.
Porex revenue was $20.4 million for the third quarter compared to $19.4 million in the prior year period, an increase of 5.3%. Income before taxes, non-cash and other items was $6.4 million compared to $5.8 million in the prior year.
Andrew Corbin Appointed CEO of Emdeon Practice Services
Effective immediately, Andrew Corbin, Emdeon’s Chief Financial Officer, will assume the role of Chief Executive Officer of its Emdeon Practice Services segment. Mr. Corbin will continue to serve as CFO of Emdeon Corporation through the release of its year end financial results and the filing of its Annual Report on Form 10-K in early 2006. The Company expects to name Mr. Corbin’s successor prior to the filing of its Form 10-K. Mr. Corbin served as Interim President of Emdeon Practice Service for the first six months of 2005 and under his leadership, several important initiatives were put in place and the business achieved 10% margins for the first time in several years. Mr. Cameron said, “While I regret the stop and start with Andy, let me just say that I am enthusiastic about having Andy in this position, Andy is excited to be in this position and I am very confident in his ability to continue the good things he started.”
Stock Repurchase Program Increased to $200 Million
Emdeon announced that it has increased the amount available for repurchases under its stock repurchase program to $200 million, an increase of approximately $145 million from the amount previously available. Under its stock repurchase program, Emdeon may purchase shares of its common stock from time to time in the open market, through block trades or in private transactions, depending on market conditions and other factors.
Financial Guidance
A schedule outlining the Company’s financial guidance for the remainder of 2005 is being furnished as an exhibit to a Current Report on Form 8-K being filed by the Company today with the Securities and Exchange Commission.
Analyst and Investor Conference Call
As previously announced, Emdeon will hold a conference call with investors and analysts to discuss these results at 4:45 pm (eastern) on November 3, 2005. The call can be accessed at www.emdeon.com (in the About Emdeon section). A replay of the audio webcast will be available at the same web address.
ABOUT EMDEON
Emdeon (Nasdaq: HLTH) is a leading provider of business, technology and information solutions that transform both the financial and clinical aspects of healthcare delivery. At the core of Emdeon’s vision is the commitment to connect providers, payers, employers, physicians and consumers in order to simplify business processes, to provide actionable knowledge at the right time and place and to improve healthcare quality.
     Emdeon Business Services provides revenue cycle management and clinical communication solutions that enable payers, providers and patients to improve healthcare business processes. Emdeon Practice Services provides physician practice management and electronic health record software and services that increase practice efficiency and enhance patient care. WebMD Health (Nasdaq: WBMD) provides health information services for consumers, physicians, healthcare professionals, employers and health plans through its public and private online portals and health-focused publications. Porex is a developer, manufacturer and distributor of proprietary porous plastic products and components used in healthcare, industrial and consumer applications.
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All statements contained in this press release, other than statements of historical fact, are forward-looking statements, including those regarding: guidance on our future financial results and other projections or measures of our future performance; the amount and timing of the benefits expected from strategic initiatives and acquisitions or from deployment of new or updated technologies, products, services or applications; and other potential sources of additional revenue. These statements are based on our current plans and expectations and involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include those relating to: market acceptance of our products and services; operational difficulties relating to combining acquired companies and businesses; our ability to form and maintain mutually beneficial relationships with customers and strategic partners; changes in economic, political or regulatory conditions or other trends affecting the healthcare, Internet, information technology and plastics industries, including matters relating to the Health Insurance Portability and Accountability Act of 1996 (HIPAA); and our ability to attract and retain qualified personnel. Further information about these matters can be found in our Securities and Exchange Commission filings. We expressly disclaim any intent or obligation to update these forward-looking statements.
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This press release includes both financial measures in accordance with accounting principles generally accepted in the United States of America, or GAAP, as well as non-GAAP financial measures. The non-GAAP financial measures include: our income before taxes, non-cash and other items; and related per share amounts. We believes that those non-GAAP measures, and changes in those measures, are meaningful indicators of our company’s performance and provide additional information that our management finds useful in evaluating such performance and in planning for future periods. Accordingly, we believe that such additional information may be useful to investors. The non-GAAP financial measures should be viewed as supplemental to, and not as an alternative for, the GAAP financial measures. The tables attached to this press release contain historical GAAP financial measures and a reconciliation between historical GAAP and non-GAAP financial measures. We are filing a Current Report on Form 8-K today furnishing this press release as an exhibit. Exhibit 99.3 furnished with that Current Report includes a reconciliation of certain forward-looking non-GAAP information to GAAP financial information.
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WebMD®, WebMD Health®, Emdeon™, Emdeon Business Services™, Emdeon Practice Services™ and POREX® are trademarks of Emdeon Corporation or its subsidiaries.
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